Exhibit 99. 906 CERT

Exhibit 12(b)

Certification Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

John C. Mahler, Jr., President, and Susan G. Leber, Director, Treasurer and Principal Financial Officer of W.P. Stewart & Co. Growth Fund, Inc. (the “Fund”), each certifies to the best of his or her knowledge that:

1.  The Fund’s periodic report on Form N-CSR for the period ended June 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date:  September 7, 2007

By:	/s/ John C. Mahler, Jr.
John C. Mahler, Jr.
President
W.P. Stewart & Co. Growth Fund, Inc.

By:	/s/ Susan G. Leber
Susan G. Leber
Director, Treasurer and Principal Financial Officer
W.P. Stewart & Co. Growth Fund, Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.